Exhibit 16.1

December 11, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ICC Holdings, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on December 11, 2023, and we agree with such statements concerning our firm.

Sincerely,